Exhibit 99.1
PRESS RELEASE

	Contact:	John Simmons, V.P., CFO
Stewart & Stevenson Services, Inc.
713-868-7700

Ken Dennard / kdennard@drg-e.com
Lisa Elliott / lelliott@drg-e.com 713-529-6600
FOR IMMEDIATE RELEASE

STEWART & STEVENSON ANNOUNCES FILING DATE FOR FORM 10-K

AND REVISION TO UNAUDITED FOURTH QUARTER AND FISCAL YEAR RESULTS

HOUSTON — April 10, 2003 — Stewart & Stevenson Services, Inc. (NYSE: SVC), a leading manufacturer, distributor and provider of service for industrial and energy related equipment, and a manufacturer of medium tactical vehicles for the U.S. Army, announced it expects to file its Form 10-K for the fiscal year ended January 31, 2003 on or about April 14, 2003. In connection with the finalization of its Form 10-K, the company has revised its fiscal fourth quarter and year-end results downward from its March 26, 2003 release, primarily for an impairment of its Airline Products segment assets.

                Net loss from continuing operations in the fourth quarter of fiscal 2002 was $3.7 million or $0.13 per diluted share as compared to an operating profit of $2.2 million, or $0.08 per diluted share previously released.  Net earnings from continuing operations for the year were $10.8 million, or $0.38 per diluted share as compared to $16.7 million, or $0.58 per diluted share previously released.  After the effect of discontinued operations and the cumulative effect of a change in accounting, the net loss for fiscal 2002 was $7.2 million, or $0.25 per diluted share compared to a net loss of $1.3 million, or $ 0.05 per diluted share as previously released.

                The airline industry encountered multiple challenges in fiscal 2002: economic recession, terrorism, the threat of a war with Iraq, overall decreased consumer demand and sustained high fuel prices.  Through January 2003, the likelihood of war became more imminent, there was a heightened risk of terrorist activities and the airlines’ overall sentiment regarding their current and future operations continued to decline.  This resulted in a significant reduction of airline traffic.  As a result of these continuing challenges, the company believes demand for its products from the major airlines will be at a lower level than previously anticipated. In recognition of the uncertainties in the marketplace, the company revised its outlook and, as required under generally accepted accounting principles, has recorded an impairment of the long-lived assets in the Airline Products segment of $5.0 million, net of tax, or $0.18 per diluted share as of January 31, 2003.

                Michael L. Grimes, President and Chief Executive Officer, stated “We believe this action is a necessary recognition of the overall state of the airline industry and in particular the major airlines. We are expanding our product offerings and diversifying our customer base and we believe these actions will return us to profitability in the future.”

                In addition, in connection with the finalization of its Form 10-K, provision was made for losses on certain contracts in its Distributed Energy Services segment of $0.8 million, net of tax, or $0.03 per diluted share.

                Stewart & Stevenson has scheduled a conference call to review the revised fourth quarter and year end results, which will be broadcast live over the Internet, on Thursday, April 10, 2003 at 9:00 A.M. Eastern Time. To listen to the call, dial 303-262-2075 at least ten minutes before the conference begins and ask for the Stewart & Stevenson Services conference call.  To listen to the call free over the Internet, sign on to the Stewart & Stevenson web site at www.ssss.com at least fifteen minutes early to register, download, and install any necessary audio software.  The call may be accessed on the home page of Stewart & Stevenson’s website under the heading “In the Spotlight”, or on the Investor Relations web page.

                A telephonic replay of the conference call will be available for one week after the call   and may be accessed by dialing 303-590-3000 and using pass code 534999.  An audio archive will also be available on the Stewart & Stevenson website at www.ssss.com (on the home page under the heading “In the Spotlight” or on the Investor Relations page) shortly after the call and will be accessible for approximately twelve months on the Investor Relations page.

                Stewart & Stevenson Services, Inc., founded in 1902, is a billion-dollar company that manufactures, distributes and provides service for a wide range of industrial products and diesel-powered equipment to key industries worldwide, including power generation, defense, airline, marine, petroleum and transportation.  For more information on Stewart & Stevenson visit www.ssss.com.

This press release contains forward-looking statements that are based on management’s current expectations, estimates, and projections.  These statements are not guarantees of future performance and involve a number of risks, uncertainties, and assumptions and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.  Many factors, including those discussed more fully elsewhere in this release and in the Company’s filings with the Securities and Exchange Commission, particularly its latest annual report on Form 10-K, as well as others, could cause results to differ materially from those stated.  Specific important factors that could cause actual results, performance, or achievements to differ materially from such forward-looking statements include risk of competition, risks relating to technology, risks of general economic conditions, risks of oil and gas industry economic conditions, risks of airline industry economic conditions, risks as to terrorist attacks on the U.S. and their impact on the U.S. economy, risks relating to personnel, risks of dependence on government and failure to obtain new government contracts, inherent risks of government contracts,  risks of claims and litigation, risks of product defects, risks as to foreign sales and global trade matters, risks as to cost controls,  risks as to acquisitions, risks as to currency fluctuations, risks as to environmental and safety matters,  risks as to distributorships, risks as to licenses, and credit risks,  all as more specifically outlined in the Company’s latest annual report on Form 10-K. In addition, such forward-looking statements could be affected by general industry and market conditions and growth rates, general domestic and international conditions including interest rates, inflation and currency exchange rates and other future factors.  Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

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STEWART & STEVENSON SERVICES, INC.

CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS

(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	January 31, 2003	January 31, 2002	January 31, 2003	January 31, 2002

Sales	$294,347	$306,755	$1,175,634	$1,329,510
Cost of sales	262,522	267,939	1,015,183	1,150,792

Gross profit	31,825	38,816	160,451	178,718

Impairment of assets	7,770	—	7,770	—
Recovery of costs incurred, net	—	—	—	(39,000)
Selling and administrative expenses	31,888	42,270	136,924	148,757
Interest expense	1,130	696	4,261	5,400
Interest and investment income	(566)	(598)	(1,763)	(3,415)
Other income, net	(35)	(2,741)	(580)	(3,472)
	40,187	39,627	146,612	108,270

Earnings (loss) before income taxes	(8,362)	(811)	13,839	70,448
Income tax (benefit) expense	(4,633)	(907)	3,076	25,104
Net earnings from continuing operations before cumulative effect of change in accounting	(3,729)	96	10,763	45,344
Loss from discontinued operations, net of tax of $(762), $(1,401), $(4,617), and $(1,167)	(905)	(2,901)	(8,731)	(2,493)
Loss from disposal of discontinued operations, net of tax of $(2,706) and $(372)	—	—	(5,551)	(628)
Cumulative effect of change in accounting, net of tax of $(1,798)	—	—	(3,682)	—
Net earnings (loss)	$(4,634)	$(2,805)	$(7,201)	$42,223

Weighted average shares outstanding:
Basic	28,491	28,444	28,479	28,325
Diluted	28,491	28,747	28,690	28,865

Earnings (loss) per share:
Basic
Continuing operations before cumulative effect	$(0.13)	$—	$0.38	$1.60
Discontinued operations	(0.03)	(0.10)	(0.50)	(0.11)
Cumulative effect of change in accounting	—	—	(0.13)	—
Net earnings (loss) per share	$(0.16)	$(0.10)	$(0.25)	$1.49

Diluted
Continuing operations before cumulative effect	$(0.13)	$—	$0.38	$1.57
Discontinued operations	(0.03)	(0.10)	(0.50)	(0.11)
Cumulative effect of change in accounting	—	—	(0.13)	—
Net earnings (loss) per share	$(0.16)	$(0.10)	$(0.25)	$1.46

Cash dividends per share	$0.085	$0.085	$0.340	$0.340

STEWART & STEVENSON SERVICES, INC.

SEGMENT INFORMATION

(In thousands)

	Three Months Ended		Twelve Months Ended
	January 31, 2003	January 31, 2002	January 31, 2003	January 31, 2002

Sales
Tactical Vehicle Systems	$116,268	$111,252	$450,849	$432,288
Power Products	130,314	147,135	540,704	587,034
Distributed Energy Solutions	9,132	6,976	57,031	115,728
Petroleum Equipment	25,437	20,319	59,152	90,547
Airline Products	13,196	15,998	61,233	80,649
Other Business Activities	—	5,075	6,665	23,264
Total	$294,347	$306,755	$1,175,634	$1,329,510

Operating Profit (Loss)
Tactical Vehicle Systems	$20,394	$16,011	$69,326	$103,493
Power Products	(9,148)	1,681	(8,968)	10,278
Distributed Energy Solutions	(4,842)	(12,255)	(8,460)	(12,449)
Petroleum Equipment	1,657	(475)	(91)	1,648
Airline Products	(12,450)	(3,611)	(19,821)	(18,395)
Other Business Activities	232	1,097	(324)	4,595
Total	(4,157)	2,448	31,662	89,170

Non-Operating Income/(Expense)
Corporate expense, net	(3,075)	(2,563)	(13,562)	(13,322)
Interest expense	(1,130)	(696)	(4,261)	(5,400)

Earnings before income taxes	$(8,362)	$(811)	$13,839	$70,448

Operating Profit (Loss) Percentage
Tactical Vehicle Systems	17.5%	14.4%	15.4%	23.9%
Power Products	(7.0)	1.1	(1.7)	1.8
Distributed Energy Solutions	(53.0)	(175.7)	(14.8)	(10.8)
Petroleum Equipment	6.5	(2.3)	(0.2)	1.8
Airline Products	(94.3)	(22.6)	(32.4)	(22.8)
Other Business Activities	0.0	21.6	(4.9)	19.8
Total	(1.4)	0.8	2.7	6.7